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                                                                   EXHIBIT 10.10


                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                            BLAXXUN INTERACTIVE, INC.



                          375 Alabama Street, Suite 415
                             San Francisco, CA 94110





                       -hereinafter called "the Company"-



                                       and

                                 WALTER SCHWARTZ

                                   residing at

                              314 West 27th Avenue
                           San Mateo, CA 94403 - 2420





                        -hereinafter called "Employee"-.
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Employment Agreement
between blaxxun interactive, Inc. and
Walter Schwartz



                                     ART. 1

                           Duties and Responsibilities

1. Employee shall act as Chief Operating Officer (COO). The COO is responsible for all various aspects of the business (such as production, handling, distribution, shipping). The COO reports to the Chief Executive Officer of the Company.

2. Employee shall devote his energy and experience exclusively to the Company.

                                     ART. 2

                                  Commencement

This contract shall become effective on May 1, 1999.

                                     ART. 3

                                  Remuneration

1. Employee will receive an annualized base gross salary of $100,000 payable in semi-monthly installments of $4,166.67 at the end of each period, subject to withholding and other applicable taxes.

2. Employee shall be entitled to receive certain specified bonus subject to the achievement of certain performance criteria. Bonus and performance criteria are reviewed yearly. The bonus for fiscal year 1998/99 will be $30,000 for 12 months. The fiscal year ends on July 31 of each year and the bonus will be calculated pro rata. Details to the bonus and performance criteria are provided in the blaxxun General Compensation Plan. A copy of the Fiscal 98/99 blaxxun General Compensation Plan is attached to this agreement.

3. The Company will provide health care benefits that are industry competitive.

                                     ART. 4

                                  Annual Leave

1. Employee shall be entitled to a paid annual vacation of 15 working days.

2. If Employee is not employed for the entire calendar year, then he/she shall only be entitled to the corresponding portion of the vacation mentioned in paragraph 1.

3. Vacation periods shall be agreed upon with the Company bearing in mind the interest of the Company.
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Employment Agreement
between blaxxun interactive, Inc. and
Walter Schwartz




                                     ART. 5

                   Non-Disclosure and Developments Agreements

1. Employee acknowledges that he/she will have access at the highest level to, and the opportunity to acquire knowledge of, trade secrets and other valuable confidential and proprietary information of the Company. Employee undertakes to observe utmost secrecy vis-a-vis third parties regarding all matters pertaining to the Company's business. This obligation continues after the termination of this agreement. Employee agrees to the Company's Non-Disclosure and Developments Agreements attached to this Employment Agreement (Enclosure 1) and is to sign said attachment. Employee acknowledges that he/she is entering into covenants contained in this Article 5 and the Non-Disclosure and Developments Agreement in order to preserve the goodwill and going concern value of the Company.

2. Employee represents and warrants to the Company that the performance of his duties for the Company would not violate any Non-Competition, Non-Disclosure or similar agreement that Employee has with any third party.

                                     ART. 6

                            Termination of Employment

Termination of Employment. The employment of the Employee may be terminated by the Company either with Cause (as defined below) or without Cause at any time effective upon written notice to the Employee. For purposes hereof, the term "Cause" shall mean that any one or more of the following has occurred:

                  (a) The Employee shall have been convicted of, or shall have plead guilty or no lo contendere to, any felony.

                  (b) the Employee shall have committed any fraud, embezzlement or misappropriation of funds against the Company or intentional act of dishonesty detrimental to the Company.

                  (c) the Employee shall have (i) failed to perform or refused to perform his duties or (ii) breached any one or more of the material provisions of this Agreement or the Nondisclosure and Developments Agreement attached hereto as Schedule 1 and incorporated herein by reference (the "NDA"), which failure, refusal or breach in the case of
         (i) or (ii) continues for a period of ten (10) days after written notice from the Company describing such failure, refusal or breach in reasonable detail.

                  (d) The Employee's death or permanent incapacity.
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Employment Agreement
between blaxxun interactive, Inc. and
Walter Schwartz





                                     ART. 7

                               General Provisions

1. Should any provisions of this contract be invalid, the remaining provisions shall nevertheless continue to be fully effective. It shall be the responsibility of the parties to replace the invalid provisions by a valid one which comes as near as possible to the parties' intended purpose.

2. This Agreement and the enclosures hereto constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

3. Modifications of this contract and supplements to this contract shall not be valid unless in writing.

4. The terms of this Agreement shall be governed by and construed under the laws of the State of California. In the unlikely event that any dispute shall arise out of any obligations under this agreement the parties hereby agree that proper venue for any such dispute shall be San Francisco County.

5. In the event of a dispute the prevailing party shall be entitled to reasonable attorney's fee.





San Francisco,
April 30, 1999

                        -----------------------------------
                                 Walter Schwartz


                        ------------------------------------
                            blaxxun interactive, Inc.
                            Bernd-Michael Habermeyer
                                    C F O



ENCLOSURES:

1        Non-Disclosure and Developments Agreement
2        Fiscal 98/99 blaxxun General Compensation Plan